Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2000 relating to the financial statements and financial statement schedule, which appear in ChipPAC, Inc.'s Registration Statement on Form S-1 (No. 333-39428) filed
August 8, 2000.




/s/ PricewaterhouseCoopers LLP

San Jose, California
January 30, 2001